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                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                           ANNUAL REPORT OF FORM 10-K

                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-80130, 33-48547 and 33-64088) of Superior Industries International, Inc. of our report dated February 5, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
--------------------------------
PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 11, 2004